                                                                   Exhibit 23(f)

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

          We consent to the reference to our firm under the caption "Expert" in the Registration Statement (Form S-3) and related Prospectus of Provident Financial Group, Inc. and Provident Capital Trust II and to the incorporation by reference therein of our report dated January 19, 1999, with respect to the consolidated financial statements of Provident Financial Group, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP


Cincinnati, Ohio
June 8, 1999